EXHIBIT 10.3

AMENDMENT NO. 2 TO

SECURITIES PURCHASE AGREEMENT

This amendment number 2 (the “Amendment”) amends the securities purchase agreement by and between Oncolix, Inc., f/k/a Advanced Environmental Petroleum Producers, Inc., a Florida corporation, whose principal place of business is located at 14405 Walters Road, Suite 780, Houston, Texas 77014 (the “Company”), Oncolix, Inc., a Delaware corporation, whose principal place of business is located at 14405 Walters Road, Suite 780, Houston, Texas 77014 (“Oncolix”) and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”), dated August 3, 2017, as amended effective December 7, 2017 (“Securities Purchase Agreement”) and is dated effective February 26, 2018 (“Effective Date”).

WHEREAS, the Company and the Majority Holders desire to amend the defined term “Exempt Issuance” set forth in Section 1.1 of the Securities Purchase Agreement to expand the definition to allow the Company to issue an additional amount of securities that would not trigger anti-dilution provisions in the Notes and Warrants, which should benefit both the Company and the Purchasers;

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment of a defined term in Article 1. The definition of “Exempt Issuance” in Section 1.1 of the Securities Purchase Agreement is hereby amended and restated as follows (the modified language to the original definition is underlined and in bold):

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to purchase shares of Common Stock to employees, officers or directors of the Company, not to exceed (i) 750,000 shares or options per year in the aggregate during fiscal 2017, (ii) 3,000,000 options in the aggregate during fiscal 2018, with a strike price of $.0545 per share, one-third of which shall vest on the date of grant, one-third of which shall vest on the first anniversary of the date of grant and one-third of which shall vest on the second anniversary of the date of grant, and (iii) 750,000 options or shares in the aggregate during each fiscal year thereafter, in the case of this clause (a)(iii), pursuant to any stock or option plan duly adopted by the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) shares of Common Stock issuable upon exercise, conversion or pursuant to the terms of the Securities, or convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, (c) shares issued to unaffiliated third parties for legal, financial or other services provided to the Company not to exceed 1,950,000 shares in the aggregate during the 12-month period ending August 3, 2018 and 500,000 shares in the aggregate during any subsequent 12-month period thereafter, (d) any securities issued or issuable by the Company pursuant to the Merger Agreement, and (e) securities issued pursuant to acquisitions or strategic transaction, provided that any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating Company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

2. No Other Amendments. Except as set forth in Section 1, the Securities Purchase Agreement shall remain in full force and effect as currently in effect.

3. Severability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable, all other provisions of this Amendment shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be effected thereby.

4. Counterparts. This Amendment may be executed in multiple counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

5. Entire Agreement. This Amendment and the Securities Purchase Agreement (including exhibits thereto) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof.

6. Defined Terms. Defined terms used in this Amendment shall have the meaning ascribed to them herein or in the Securities Purchase Agreement.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

Oncolix, Inc.,

f/k/a Advanced Environmental Petroleum Producers, Inc., a Florida corporation

By: /s/ Michael T. Redman

Michael T. Redman

Chief Executive Officer

Oncolix, Inc., a Delaware corporation

By: /s/ Michael T. Redman

Michael T. Redman

Chief Executive Officer

PURCHASERS:

Cavalry Fund 1 LP

By: /s/ Thomas Walsh

Printed Name: Thomas Walsh

/s/ James Besser

James Besser

Jeb Partners, L.P.

By: /s/ James Besser

Printed Name: James Besser

Pacific Capital Management LLC

By: /s/ Jonathan Glaser

Printed Name: Jonathan Glaser

Puritan Partners LLC

By: /s/ Richard Smithline

Printed Name: Richard Smithline

Northbridge Financial Inc.

By: /s/ Bryan Collins

Printed Name: Bryan Collins

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